As filed with the Securities and Exchange Commission on April 3, 2015

Registration No. 333-198896

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 4

to

Form S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Hess Midstream Partners LP

(Exact name of registrant as specified in its charter)

Delaware	1311	36-4777695
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

1501 McKinney Street

Houston, TX 77010

(713) 496-4200

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Timothy B. Goodell

General Counsel and Secretary

Hess Midstream Partners GP LLC

1501 McKinney Street

Houston, TX 77010

(713) 496-4200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

William N. Finnegan IV Brett E. Braden Latham & Watkins LLP 811 Main Street, Suite 3700 Houston, Texas 77002 (713) 546-5400	G. Michael O’Leary Stephanie C. Beauvais Andrews Kurth LLP 600 Travis, Suite 4200 Houston, Texas 77002 (713) 220-4200

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☐

(Do not check if a smaller reporting company)

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Explanatory Note

This Amendment No. 4 is being filed for the purposes of filing Exhibits 1.1, 10.14 and 10.15 to the Registration Statement (Commission File No. 333-198896) and revising Item 13 of Part II of the Registration Statement. No changes or additions are being made hereby to the Prospectus constituting Part I of the Registration Statement (not included herein) or to Items 14, 15 or 17 of Part II of the Registration Statement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other expenses of issuance and distribution

Set forth below are the expenses (other than underwriting discounts and commissions) expected to be incurred in connection with the issuance and distribution of the securities registered hereby. With the exception of the Securities and Exchange Commission registration fee, the FINRA filing fee and the NYSE filing fee, the amounts set forth below are estimates.

SEC registration fee	$32,200
FINRA filing fee	50,000
NYSE listing fee	125,000
Printing and engraving expenses	750,000
Fees and expenses of legal counsel	2,200,000
Accounting fees and expenses	3,200,000
Transfer agent and registrar fees	5,000

Total	$6,362,200

*	To be filed by amendment.

Item 14. Indemnification of directors and officers

The section of the prospectus entitled “Our Partnership Agreement—Indemnification” discloses that we will generally indemnify officers, directors and affiliates of the general partner to the fullest extent permitted by the law against all losses, claims, damages or similar events and is incorporated herein by this reference. Reference is also made to Section 8(a) of the Underwriting Agreement to be filed as an exhibit to this registration statement in which Hess Midstream Partners LP and certain of its affiliates will agree to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or the Securities Act, and to contribute to payments that may be required to be made in respect of these liabilities. Subject to any terms, conditions or restrictions set forth in the partnership agreement, Section 17-108 of the Delaware Act empowers a Delaware limited partnership to indemnify and hold harmless any partner or other persons from and against all claims and demands whatsoever.

Item 15. Recent sales of unregistered securities

On January 17, 2014, in connection with the formation of the partnership, Hess Midstream Partners LP issued to (i) Hess Midstream Partners GP LLC a 50% general partner interest in the partnership for $10,000 and (ii) to Hess Corporation, a 50% limited partner interest in the partnership for $10,000 in an offering exempt from registration under Section 4(2) of the Securities Act. There have been no other sales of unregistered securities within the past three years.

Item 16. Exhibits and Financial Statement Schedules.

The following documents are filed as exhibits to this registration statement:

Number	Description

1.1	Form of Underwriting Agreement

3.1**	Certificate of Limited Partnership of Hess Midstream Partners LP

3.2**	Form of First Amended and Restated Agreement of Limited Partnership of Hess Midstream Partners LP (included as Appendix A to the prospectus)

5.1**	Form of Opinion of Latham & Watkins LLP as to the legality of the securities being registered

8.1**	Form of Opinion of Vinson & Elkins L.L.P. relating to tax matters

10.1**	Form of Contribution, Conveyance and Assumption Agreement

10.2**	Form of Omnibus Agreement

10.3**	Form of Operational Services Agreement

10.4**	Form of Employee Secondment Agreement

10.5**	Revolving Credit Agreement, dated as of March 6, 2015, by and among Hess Midstream Partners LP, as borrower, JPMorgan Chase Bank, N.A., as administrative agent, Bank of America, N.A., Citibank, N.A., Wells Fargo Bank, National Association, Goldman Sachs Bank USA and Morgan Stanley Senior Funding, Inc., as syndication agents, BNP Paribas, The Bank of Tokyo-Mitsubishi UFJ, Ltd., The Bank of Nova Scotia, dnb Bank ASA, New York Branch, HSBC Bank USA, N.A., The Royal Bank of Scotland PLC and Sumitomo Mitsubishi Banking Corporation, as documentation agents, J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc., Wells Fargo Securities, LLC, Goldman Sachs Bank USA and Morgan Stanley Senior Funding, Inc., as joint lead arrangers and joint bookrunners, and the other commercial lending institutions parties thereto.

10.6**	Form of Long-Term Incentive Plan

10.7†**	Gas Processing and Fractionation Agreement, effective as of January 1, 2014, by and between Hess Trading Corporation and Hess Tioga Gas Plant LLC

10.8†**	Terminal and Export Services Agreement, effective as of January 1, 2014, by and between Hess Trading Corporation and Hess North Dakota Export Logistics LLC

10.9†**	Storage Services Agreement, effective as of January 1, 2014, by and between Solar Gas, Inc. and Hess Mentor Storage LLC

10.10**	Form of Limited Partnership Agreement of Hess TGP Operations LP

10.11**	Form of Limited Partnership Agreement of Hess North Dakota Export Logistics Operations LP

10.12**	Prepaid Forward Purchase and Sales Agreement (Rail Tank Cars), dated as of January 15, 2015, by and between Hess Tank Cars II LLC and Hess Corporation

10.13**	Form of Phantom Unit Agreement

10.14	Amendment No. 1 to Gas Processing and Fractionation Agreement dated as of April 2, 2015, and effective as of January 1, 2014, by and between Hess Trading Corporation and Hess Tioga Gas Plant LLC

10.15	Amendment No. 1 to Terminal and Export Services Agreement dated as of April 2, 2015, and effective as of January 1, 2014, by and between Hess Trading Corporation and Hess North Dakota Export Logistics LLC

Number	Description

21.1**	List of Subsidiaries of Hess Midstream Partners LP

23.1**	Consent of Ernst & Young LLP

23.2*	Consent of Latham & Watkins LLP (contained in Exhibit 5.1)

23.3*	Consent of Vinson & Elkins L.L.P. (contained in Exhibit 8.1)

23.4**	Consent of Director Nominee (Niemiec)

24.1**	Powers of Attorney

*	To be filed by amendment
**	Filed previously
†	Confidential treatment has been requested for certain portions thereof pursuant to a Confidential Treatment Request filed November 20, 2014. Such provisions have been filed separately with the Securities and Exchange Commission.

Item 17. Undertakings

The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that,

(i) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(ii) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

The undersigned registrant undertakes to send to each common unitholder, at least on an annual basis, a detailed statement of any transactions with Hess Corporation or its subsidiaries (including the registrant’s general partner) and of fees, commissions, compensation and other benefits paid, or accrued to Hess or its subsidiaries (including the registrant’s general partner) for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed.

The registrant undertakes to provide to the common unitholders the financial statements required by Form 10-K for the first full fiscal year of operations of the partnership.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on April 3, 2015.

Hess Midstream Partners LP

By:	Hess Midstream Partners GP LLC,
its general partner

By:	/s/ Jonathan C. Stein
Jonathan C. Stein
Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on April 3, 2015.

Signature	Title

*	Chairman of the Board of Directors and Chief Executive Officer (Principal Executive Officer)
John B. Hess

/s/ Jonathan C. Stein	Chief Financial Officer (Principal Financial Officer)
Jonathan C. Stein

*	Chief Accounting Officer (Principal Accounting Officer)
Michael J. Fennessy

*	Director and Vice President
John P. Rielly

*	Director
Gregory P. Hill

*	Director
Michael R. Turner

*	Director
Geurt G. Schoonman

*	Jonathan C. Stein hereby signs this Amendment No. 4 to the Registration Statement on behalf of the indicated persons for whom he is attorney-in-fact on April 3, 2015, pursuant to powers of attorney previously filed as Exhibit 24.1 to the Registration Statement on Form S-1 of Hess Midstream Partners LP filed with the Securities and Exchange Commission on September 24, 2014.

By:	/s/ Jonathan C. Stein
Attorney-in-fact

Dated: April 3, 2015

INDEX TO EXHIBITS

Number	Description
1.1	Form of Underwriting Agreement

3.1**	Certificate of Limited Partnership of Hess Midstream Partners LP

3.2**	Form of First Amended and Restated Agreement of Limited Partnership of Hess Midstream Partners LP (included as Appendix A to the prospectus)

5.1**	Form of Opinion of Latham & Watkins LLP as to the legality of the securities being registered

8.1**	Form of Opinion of Vinson & Elkins L.L.P. relating to tax matters

10.1**	Form of Contribution, Conveyance and Assumption Agreement

10.2**	Form of Omnibus Agreement

10.3**	Form of Operational Services Agreement

10.4**	Form of Employee Secondment Agreement

10.5**	Revolving Credit Agreement, dated as of March 6, 2015, by and among Hess Midstream Partners LP, as borrower, JPMorgan Chase Bank, N.A., as administrative agent, Bank of America, N.A., Citibank, N.A., Wells Fargo Bank, National Association, Goldman Sachs Bank USA and Morgan Stanley Senior Funding, Inc., as syndication agents, BNP Paribas, The Bank of Tokyo-Mitsubishi UFJ, Ltd., The Bank of Nova Scotia, dnb Bank ASA, New York Branch, HSBC Bank USA, N.A., The Royal Bank of Scotland PLC and Sumitomo Mitsubishi Banking Corporation, as documentation agents, J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc., Wells Fargo Securities, LLC, Goldman Sachs Bank USA and Morgan Stanley Senior Funding, Inc., as joint lead arrangers and joint bookrunners, and the other commercial lending institutions parties thereto.

10.6**	Form of Long-Term Incentive Plan

10.7†**	Gas Processing and Fractionation Agreement, effective as of January 1, 2014, by and between Hess Trading Corporation and Hess Tioga Gas Plant LLC

10.8†**	Terminal and Export Services Agreement, effective as of January 1, 2014, by and between Hess Trading Corporation and Hess North Dakota Export Logistics LLC

10.9†**	Storage Services Agreement, effective as of January 1, 2014, by and between Solar Gas, Inc. and Hess Mentor Storage LLC

10.10**	Form of Limited Partnership Agreement of Hess TGP Operations LP

10.11**	Form of Limited Partnership Agreement of Hess North Dakota Export Logistics Operations LP

10.12**	Prepaid Forward Purchase and Sales Agreement (Rail Tank Cars), dated as of January 15, 2015, by and between Hess Tank Cars II LLC and Hess Corporation

10.13**	Form of Phantom Unit Agreement

10.14	Amendment No. 1 to Gas Processing and Fractionation Agreement dated as of April 2, 2015, and effective as of January 1, 2014, by and between Hess Trading Corporation and Hess Tioga Gas Plant LLC

10.15	Amendment No. 1 to Terminal and Export Services Agreement dated as of April 2, 2015, and effective as of January 1, 2014, by and between Hess Trading Corporation and Hess North Dakota Export Logistics LLC

21.1**	List of Subsidiaries of Hess Midstream Partners LP

23.1**	Consent of Ernst & Young LLP

23.2*	Consent of Latham & Watkins LLP (contained in Exhibit 5.1)

Number	Description

23.3*	Consent of Vinson & Elkins L.L.P. (contained in Exhibit 8.1)

23.4**	Consent of Director Nominee (Niemiec)

24.1**	Powers of Attorney

*	To be filed by amendment
**	Previously Filed
†	Confidential treatment has been requested for certain portions thereof pursuant to a Confidential Treatment Request filed November 20, 2014. Such provisions have been filed separately with the Securities and Exchange Commission.